UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 9, 2004

SEAGATE TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-31560	98-0355609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands		NA
(Address of Principal Executive Office)		(Zip Code)

Registrant’s telephone number, including area code: (345) 949-8066

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On December 10, 2004, we issued a press release relating to the forward sale agreement between New SAC and Goldman, Sachs & Co. pursuant to which Goldman, Sachs & Co. will sell 30,000,000 common shares of Seagate Technology under our existing shelf registration statement. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.2. The information contained in this report relating to the sale of common shares and the attached press release is “furnished” but not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 8.01.	Other Events.

On December 9, 2004, we, New SAC, our largest shareholder, and Goldman, Sachs & Co. entered into a registration agreement in connection with an underwritten public offering of 30,000,000 common shares at an initial offering price to public of $16.75 per share. A copy of this registration agreement is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Registration Agreement, dated December 9, 2004, between Seagate Technology, New SAC and Goldman, Sachs & Co.

99.2	Press Release, dated December 10, 2004, of Seagate Technology

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAGATE TECHNOLOGY

Date: December 13, 2004	By:	/s/ WILLIAM L. HUDSON
		Name:	William L. Hudson
		Title:	Executive Vice President, General Counsel and Secretary